EXHIBIT 5.1

XCHG Limited

ICS Corporate Services (Cayman) Limited

Palm Grove Unit 4, 265 Smith Road, George Town

P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006

Cayman Islands

19 December 2025

Dear Sirs

XCHG Limited

We have acted as Cayman Islands legal advisers to XCHG Limited (the "Company") in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the U.S. Securities Act of 1933, as amended to date relating to the registration of the following securities to be issued and sold by the Company from time to time in one or more offerings (the "Securities"):

(a)
certain Class A ordinary shares with a par value of US$0.00001 each of the Company (the "Ordinary Shares"), including in the form of American depositary shares (the "ADSs"), each representing forty Ordinary Shares;

(b)
warrants to subscribe for Ordinary Shares, ADSs or any combination of these securities of the Company (the "Warrants") to be issued under warrant agreements to be entered into between the Company and the warrant agent for such Warrants thereunder (the "Warrant Agreements");

(c)
units comprising of one or more of the ADSs, Ordinary Shares and Warrants in any combination (the "Units") to be issued under unit agreements to be entered into between the Company and the unitholder for such Units thereunder (the "Unit Agreements");

(d)
subscription rights to purchase Ordinary Shares of the Company (the "Rights") to be issued under standby underwriting agreements or subscription right agreements to be entered into among the Company and one or more underwriters or purchasers for such Rights thereunder (the "Rights Agreements"); and

(e)
debt securities of the Company, which may include debt securities exchangeable for or convertible into Ordinary Shares (collectively the "Debt Securities"), each series of Debt Securities to be issued under indentures to be entered into by the Company and the trustee for such Debt Securities (the "Indentures").

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1
The certificate of incorporation of the Company dated 16 December 2021 and the certificate of incorporation on change of name dated 10 January 2022 issued by the Registrar of Companies.
1.2
The third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 22 July 2024 and effective immediately prior to the completion of the Company’s initial public offering of ADSs representing its Shares (the "Memorandum and Articles").
1.3
The written resolutions of the board of directors of the Company (the "Board") dated 19 December 2025 (the "Board Resolutions").
1.4
A certificate of good standing dated 19 December 2025 issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing").
1.5
A certificate from a director of the Company, a copy of which is attached hereto (the "Director's Certificate").
1.6
The Registration Statement.
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Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1
The Indentures, Warrant Agreements, Rights Agreements and Unit Agreements (together, the "Transaction Documents"), and the Securities (other than the Ordinary Shares), have been, or will be, authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).
2.2
The Transaction Documents and the Securities (other than the Ordinary Shares) are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3
The choice of the laws of the State of New York as the governing law of the Transaction Documents and the Securities (other than the Ordinary Shares) has been, or will be, made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).
2.4
Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.
2.5
All signatures, initials and seals are genuine.
2.6
The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents and the Securities.
2.7
There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from issuing the Ordinary Shares or entering into and performing its obligations under the Registration Statement, the Transaction Documents and the Securities.
2.8
No monies paid to or for the account of any party under the Transaction Documents or the Securities or any property received or disposed of by any party to the Transaction Documents or the Securities in each case in connection with the Transaction Documents or the Securities, or the consummation of the transactions contemplated thereby, represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively).
2.9
There is nothing contained in the minute book or corporate records of the Company (which other than the records set out in paragraphs 1.1 to 1.4 of the opinion letter, we have not inspected) which would or might affect the opinions set out below.
2.10
There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the laws of the State of New York.
2.11
The Company will have sufficient authorised capital to effect the issue of the Ordinary Shares at the time of issuance.
2.12
The Company will receive money or money's worth in consideration for the issue of the Ordinary Shares, and none of the Ordinary Shares will be issued for less than their par value.
2.13
No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities.
2.14
The Debt Securities, Warrants, Rights, and Units will respectively be issued and authenticated or duly authorised, executed and delivered as required in accordance with the provisions of the Indenture, Warrant Agreement, Rights Agreement, and Unit Agreement (as the case may be).

3

2.15
The Transaction Documents and the Securities (other than the Ordinary Shares) will be, or have been, duly executed and delivered by an authorised person of the parties thereto.

Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1
The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.
3.2
The authorised share capital of the Company is US$50,000 divided into 5,000,000,000 ordinary shares of par value of US$0.00001 each, comprising (a) 4,258,745,553 Class A Ordinary Shares of par value of US$0.00001 each, and (b) 741,254,447 Class B Ordinary Shares of par value of US$0.00001 each.
3.3
The issue and allotment of the Ordinary Shares represented by the ADSs have been duly authorised and when allotted, issued and entered in the register of members (shareholders) of the Company, such Ordinary Shares will be legally issued and allotted, fully paid and non-assessable.
3.4
With respect to the Ordinary Shares, when (i) the Board has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Ordinary Shares has been recorded in the Company’s register of members (shareholders); and (iii) the subscription price of such Ordinary Shares (being not less than the par value of the Ordinary Shares) has been fully paid in cash or other consideration approved by the Board, the Ordinary Shares will be duly authorised, validly issued, fully paid and non-assessable.
3.5
With respect to each issue of the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by the Company and the warrant agent thereunder in accordance with all relevant laws; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorised, legal and binding obligations of the Company.
3.6
With respect to each issue of the Units, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Units and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Unit Agreement relating to the Units and the Units shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) when such Units issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Unit Agreement relating to such issue of Units and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Units issued pursuant to the Unit Agreement will be duly authorised, legal and binding obligations of the Company.

3.7
With respect to each issue of the Rights, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Rights Agreement relating to the Rights shall have been duly authorised and duly executed and delivered by the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing the Rights have been duly executed, countersigned, registered and delivered in accordance with the Rights Agreement relating to the Rights and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, such Rights will be duly authorised, legal and binding obligations of the Company.
3.8
With respect to each issue of the Debt Securities, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) an Indenture relating to the Debt Securities and the Debt Securities shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) when such Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Debt Securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

Qualifications

The opinions expressed above are subject to the following qualifications:

4.1
To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.
4.2
The obligations assumed by the Company under the Transaction Documents, the Securities (other than the Ordinary Shares) will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:
(a)
enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to, protecting or affecting the rights of creditors and/or contributories;
(b)
enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;
(c)
some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;
(d)
where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;
(e)
the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the "functional currency" of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;
(f)
arrangements that constitute penalties will not be enforceable;
(g)
enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;
(h)
provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;
(i)
the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents or Securities (other than the Ordinary Shares) in matters where they determine that such proceedings may be tried in a more appropriate forum;
(j)
we reserve our opinion as to the enforceability of the relevant provisions of the Transaction Documents or Securities (other than the Ordinary Shares) to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions;
(k)
a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Transaction Documents or Securities (other than the Ordinary Shares) whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Act (As Revised) of the Cayman Islands (the "Companies Act"), including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company; and
(l)
enforcement or performance of any provision in the Transaction Documents or Securities (other than the Ordinary Shares) which relates, directly or indirectly, to an interest in the Company constituting shares, voting rights or ultimate effective control over management in the Company may be prohibited or restricted if any such relevant interest is or becomes subject to a restrictions notice issued under the Beneficial Ownership Transparency Act (As Revised) ("BOT Act").
4.3
We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Transaction Documents or Securities (other than the Ordinary Shares).
4.4
We have not reviewed the final form of any of the Indentures, the Debt Securities to be issued thereunder, the Warrant Agreements or the Warrants to be issued thereunder, the Rights Agreements or the Rights to be issued thereunder, or the Unit Agreements or the Units to be issued thereunder, and our opinions are qualified accordingly.

4.5
We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Transaction Documents or Securities (other than the Ordinary Shares) and enforce the remainder or the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.
4.6
Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).
4.7
In this opinion the phrase "non-assessable" means, with respect to the issuance of shares in the Company, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
4.8
The obligations of the Company may be subject to restrictions pursuant to:
(a)
United Nations and United Kingdom sanctions extended to the Cayman Islands by Orders in Council; and
(b)
sanctions imposed by Cayman Islands authorities under Cayman Islands legislation.

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Transaction Documents or Securities and express no opinion or observation upon the terms of any such document.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP